                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(B) OR (G)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           PACKARD BIOSCIENCE COMPANY
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                                06-0676652
(State or Other Jurisdiction                    (IRS  Employer
of Incorporation or Organization)           Identification Number)

800  RESEARCH  PARKWAY, MERIDEN,                     06450
          CONNECTICUT
(Address of Principal Executive Offices)           (Zip Code)


If this Form relates to the             If this Form relates to the
registration of a class of securities   registration of a class of securities
pursuant to Section 12(b) of the        pursuant to Section 12(g) of the
Exchange Act and is effective           Exchange Act and is effective
pursuant to General Instruction         pursuant to General Instruction
A.(c), please check the following       A.(d), please check the following
box: [ ]                                box: [X]


Securities Act registration statement file number to which this form relates:
333-31996

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                  Name of each exchange on which
     to be so registered                  each class is to be registered
     -------------------                  ------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $0.002 PER SHARE
                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the common stock, par value $0.002 per share ("Common Stock"), of the Registrant will be set forth under the caption "Description of Capital Stock" in the Registrant's prospectus, constituting part of the Registrant's Registration Statement on Form S-1 (File No. 333-31996), as amended, relating to the Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The description of the Common Stock contained in such prospectus to be filed pursuant to Rule 424(b) is hereby incorporated by reference into this Form 8-A.

ITEM 2. EXHIBITS.

     All of the following exhibits to this Registration Statement have been filed as exhibits to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-31996), filed under the Securities Act of 1933, as amended, and are hereby incorporated herein by reference.

           EXHIBIT
           NUMBER                            DESCRIPTION OF EXHIBIT
           ------                            ----------------------

             (1) Amended and Restated Certificate of Incorporation of the Registrant (3.1).

             (2)        Amended and Restated By-Laws of the Registrant (3.2).

             (3)        Specimen of Common Stock Certificate of the Registrant
                        (4.1).

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           PACKARD BIOSCIENCE COMPANY



Date: April 18, 2000                        By:  /s/ Ben D. Kaplan
                                               --------------------------------
                                               Name: Ben D. Kaplan
                                               Title: Vice President and Chief
                                                      Financial Officer